Exhibit 3.159
BYLAWS
OF
Info-Highway International, Inc.
     These Bylaws govern the affairs of Info-Highway International, Inc., a Texas Corporation (hereafter referred to as the “Corporation”), organized under the Texas Business Corporation Act.
ARTICLE I.
OFFICES
     The principal office of the Corporation in the State of Texas shall be located in the City of Houston, County of Harris. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
     . The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II.
SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the Shareholders shall be held on the day and date determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to he held at a special meeting of the Shareholders as soon thereafter as convenient.

If no designation is so made, meetings of Shareholders shall be held at the principal office of the Corporation.
     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholders at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made by closing the stock transfer books and the stated period of closing has expired.
     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of (Illegible Text)

evidence as to Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.
     Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.
     Section 8. Proxies. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy of (a) a pledge; (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (c) a creditor of the corporation who extended its credit under terms requiring the appointment; (d) an employee of the corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created under the Texas Business Corporation Act. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions or revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.
     Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at the meeting of Shareholders. In the election of Directors of the Corporation, votes may not be cumulated.
     Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either to vote shares held by him without transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held (Illegible Text)

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
     Section 11. Order of Business and Rules of Procedure. The order of business at all annual and special meetings of Shareholders shall, to the extent practicable, be as follows:
(1)	Call to order.

(2)	Presentation of proof of due calling and notice of the meeting.

(3)	Presentation and examination of proxies.

(4)	Ascertainment and announcement of presence of quorum.

(5)	Approval of waiver of approval of prior minutes.

(6)	Report of officers.

(7)	Nomination for Directors.

(8)	Receiving motions and resolutions.

(9)	Discussion of election of Directors, motions and resolutions.

(10)	Vote on Directors, motions and resolutions.

(11)	Any other unfinished business.

(12)	Any other new business.

(13)	(Illegible Text)

In all matters pertaining to conduct of the Shareholders’ meetings, including each orderly adjournment thereof, the procedures set forth in Robert’s Rules of Order shall be followed. Legal counsel to the Corporation, or such other person as is specified in the notice of the meeting, shall act as parliamentarian.
     Section 12. Inspectors of Election. In advance of any meeting of Shareholders, the Board of Directors shall appoint not less nor more than three (3) inspectors of election. If there is no such appointment made in advance, or if any appointed person refuses or fails to serve, the Chairman of the meeting shall appoint a replacement. Inspectors of election shall determine the number of shares outstanding, voting power of each share, shares represented at the meeting, existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; shall count and tabulate all votes, assents and consents, and determine and announce results; and do all other acts as may be proper to conduct elections or votes with fairness to all Shareholders.
ARTICLE III.
BOARD OF DIRECTORS
     Section 1. General Powers. The business affairs of the Corporation shall be managed by its Board of Directors.
     Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be at least three (3). Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified. Any Director or the entire Board of Directors may at any time be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors or by the unanimous consent action of Shareholders as provided in Article XII of these Bylaws. Directors need not be residents of the State of Texas or Shareholders of the Corporation.
     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Texas, for the holding of additional regular meetings without notice other than such resolution.
     Section 4. Special Meetings. Special meetings of the Board of Directors may be called business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of Directors need be specified in the notice of such meeting.
     Section 6. Quorum. A majority of the number of Directors fixed by Section 2 of Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of Directors shall be filled by reason of any increase in the number of Directors shall be filled by election at any annual meeting or at a special meeting of Shareholders called for that purpose.
     Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.
     Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forwarding such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

2.36A of the Texas Business Corporation Act. Each such committee shall serve at the pleasure of the Board of Directors, and shall establish its own administrative and operational rules and procedures, but shall in all events keep accurate records of the actions taken by it.
ARTICLE IV.
OFFICERS
     Section 1. Number. The officers of the Corporation shall include a President, and a Secretary, and may include one (1) or more Vice-Presidents (the number thereof to be determined by the Board of Directors), and a Treasurer, each of who shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed to be necessary may also be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.
     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     Section 5. President. Subject to the Board of Directors, the President shall be chief executive officer of the Corporation and shall supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the Board of Directors or by these Bylaw to some other officer or agent of the

     Section 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one (1) Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 7. Secretary. The Secretary shall: (a) keep the minutes of the Shareholders’ and of the Board of Directors’ meetings in one (1) or more books provided for that purpose; (b) see that all notices are given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock, transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 8. Treasurer. If required by the Board of Directors, The Treasurer shall give a bond for the faithful discharge of his duties in such sum and With such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bond for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant (Illegible Text)

     Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
ARTICLE V.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, Et cetera. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VI.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
ARTICLE VII.
FISCAL YEAR
     The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
ARTICLE VIII.
DIVIDENDS
     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE IX.
SEAL
     The Board of Directors shall provide a corporation seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.
ARTICLE X.
AMENDMENTS
     The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to amendment, repeal or adopting of new Bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice of waiver of notice of such meeting. Unless the corporation’s Articles of Incorporation or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the corporation’s shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board of Directors.
ARTICLE XI.
(Illegible Text)

address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the date of such notice shall be deemed to have been given on the date of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors or Shareholders need be specified in the waiver of notice of such meeting.
ARTICLE XII.
ACTION WITHOUT A MEETING
     Section 1. Written Consent. Any action required or permitted to be taken at a meeting of the Shareholders, Board of Directors, or any committee may be taken without a meeting if a consent in writing, setting for the action so taken, is signed by all the Shareholders, Directors, or committee members, as the case may be; and such action shall have the same force and effect as a unanimous vote at a meeting thereof duly and regularly called.
     Section 2. Conference Telephone. Shareholders, Directors or members of any committee may participate in and hold a meeting thereof by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any such conference telephone meeting shall be prepared and kept in the same manner as minutes of any other meeting.
ARTICLE XIII.
INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES
     Section 1. Definitions. In this Article:
a.	“Indemnitee” means (i) any present or former Director, advisory director or officer of the corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.
c.	“Proceeding” means any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.
     Section 2. Indemnification. The corporation shall indemnify every indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 1, if it is determined in accordance with Section 4 that the Indemnitee
(a) conducted himself in good faith,
(b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the corporation’s best interests, and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests and
(c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification
(i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and
(ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 2, no indemnification shall be made under this Section 2 in respect of any Proceeding in which such Indemnitee shall have been

(2) found liable to the corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.
     Section 3. Successful Defense. Without limitation of Section 2 and in addition to the indemnification provided for in Section 2, the corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.
     Section 4. Determinations. Any indemnification under Section 2 (unless ordered by a court or competent jurisdiction) shall be made by the corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of Directors, who, at the time of such vote, are not named defendants or respondents in the Proceeding;
(b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding;
(c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 4, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or (Illegible Text)

is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.
     Section 5. Advancement of Expenses. Reasonable expenses (including court costs and attorney’s fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 4, after receipt by the corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.
     Section 6. Employee Benefit Plans. For purposes of this Article, the corporation shall (be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
     Section 7. Other Indemnification and Insurance. The indemnification provided by this Article shall
(a) not be deemed exclusive or, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the corporation’s Articles of Incorporation, any law, agreement or vote of shareholders or disinterested Directors, or otherwise or under any policy or policies of insurance purchased and maintained by the

(b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and
(c) insure to the benefit of the heirs, executors and administrators of such a person.
     Section 8. Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.
     Section 9. Construction. The indemnification provided by this Article
(a) are for the benefit of, and may be enforced by, each Indemnitee of the corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and
(b) constitute a continuing offer to all present and future Indemnities. The corporation, by its adoption of these Bylaws,
(i) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 1 (a) of this Article,
(ii) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnities and
(iii) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the corporation.
     Section 10. Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnities to be indemnified by the corporation, nor the obligation of the corporation to indemnify (Illegible Text)

     The Undersigned certifies that the foregoing Bylaws have been adopted as the first Bylaws of Info-Highway International, Inc., in accordance with the requirements of the laws of the State of Texas.
     DATED: November 1, 1994

/s/ Tony Howlett

Tony Howlett, President
ATTEST:

Illegible

, Secretary

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